SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                    ---------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 29, 1997
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                               TRIDEX CORPORATION
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             (Exact name of registrant as specified in its charter)

                                   Connecticut
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                 (State or other jurisdiction of incorporation)

1-5513                                                                06-0682273
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(Commission File Number)                    (IRS Employer Identification Number)

                       61 Wilton Road, Westport, CT 06880
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                    (Address of principal executive offices)

                                 (203) 226-1144
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              (Registrant's telephone number, including area code)

                                       N/A
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          (Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets.

      On May 29, 1997, Tridex Corporation ("Tridex" or "Company") completed the sale of its wholly-owned subsidiary Cash Bases GB Limited ("Cash Bases") to a newly-formed corporation owned by the present executive directors of Cash Bases and Lloyds Development Capital Limited for up to $6,200,000, consisting of $5,200,000 in cash, a $250,000 unsecured promissory note bearing interest at the rate of 10% per annum payable in full on April 30, 2000, earn out payments totaling up to $750,000 depending upon Cash Bases' earnings before interest and taxes for the fiscal years ending December 31, 1998 and December 31, 1999, and a 10% equity stake in the newly organized buyer. Cash Bases, of Newhaven, England, manufactures and markets custom cash drawers for the retail and financial services industries.

      After the sale of Cash Bases, Tridex has approximately $15 million in cash and cash equivalents and no debt. Tridex is now comprised of its subsidiary Ultimate Technology Corporation, the Tridex Ribbon Division, and the 10% minority interest in the newly formed buyer of Cash Bases. Pro forma financial statements reflecting Cash Bases as a discontinued operation are set forth under
Item 7 of this report.

      The statements contained in this report which are not historical facts may be deemed to contain forward-looking statements with respect to events, the occurrence of which involve risks and uncertainties, including, but not limited to, the risk of non-payment of the non-cash portions of the purchase price.

Item 7. Financial Statements and Exhibits

(b)   Pro forma financial information.
      The following unaudited consolidated condensed balance sheet as of March 29, 1997 and the unaudited consolidated condensed statements of operations for the quarters ended March 29, 1997 and March 30, 1996 and and the years ended December 31, 1996 and 1995, nine months ended December 31, 1994 reflect Cash Bases as discontinued operation as a result of the Company's sale of Cash Bases.

      For purposes of the pro forma consolidated condensed balance sheet, the information is presented as if the above transaction had occurred on March 29, 1997.

      The pro forma financial information does not purport to represent what the Company's financial position or results of operations actually would have been had such transaction actually occurred at the beginning of the operating periods presented or at March 29, 1997, and should be read in conjunction with the separate audited and unaudited consolidated financial statements and notes thereto of Tridex Corporation which were included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996.

                                                      Page No.

      Consolidated Condensed Balance Sheet               3
      Consolidated Statement of Operations               4

(c)   Exhibits.
      10.   Material contracts
            10.1  Agreement for the sale of the          6
                  whole of the issued share capital
                  of Cash Bases GB Limited, dated as
                  of May 30, 1997 between Tridex
                  Corporation and Cash Bases Group
                  Limited.

                       TRIDEX CORPORATION AND SUBSIDIARIES
                      Consolidated Condensed Balance Sheet
                             (Dollars in Thousands)

                                                                           As of March 29, 1997
                                                       -------------------------------------------------------------
                                                       Previously      Pro Forma        Pro Forma
                                                       Reported(a)    Adjustments(b)   Adjustments(c)      Pro Forma
                                                       -------------------------------------------------------------
ASSETS
Current assets:
     Cash and cash equivalents                         $  9,363         $   (391)          $ 5,200          $14,172
     Receivables                                          6,246           (3,315)                             2,931
     Inventories                                          4,778           (1,127)                             3,651
     Deferred tax assets                                    140                                                 140
     Other current assets                                   399             (190)                               209
                                                       --------------------------------------------------------------
         Total current assets                            20,926           (5,023)            5,200           21,103
                                                       --------------------------------------------------------------

Plant and equipment, net                                  3,777           (2,680)                             1,097
Excess of cost over fair value of net assets acquired     6,319           (3,429)                             2,890
Other assets                                                849                                250            1,099
Equity investment in Cash Bases GB Limited                    0              622                                622
                                                       --------------------------------------------------------------
                                                       $ 31,871         $(10,510)          $ 5,450          $26,811
                                                       ==============================================================
LIABILITIES AND SHAREHOLDERS EQUITY
Current liabilities:
     Bank loan payable                                 $    909         $   (909)          $     0          $     0
     Current portion of long term debt                      454             (454)                                 0
     Accounts payable                                     3,308           (1,562)                             1,746
     Accrued liabilities                                  2,279           (1,040)              200            1,439
                                                       --------------------------------------------------------------
         Total current liabilities                        6,950           (3,965)              200            3,185
                                                       --------------------------------------------------------------
Long term obligations, less current portion:
     Capital lease obligation                               946             (946)                0                0
                                                       --------------------------------------------------------------
Shareholders' equity                                     23,975                               (349)          23,626

                                                       --------------------------------------------------------------

                                                       $ 31,871         $ (4.911)          $  (149)         $26,811
                                                       ==============================================================

(a) Reported as pro forma in the Company's Quarterly Report on Form 10-Q for the quarter ended March 29, 1997, after giving effect to the distribution of the Company's 80.3% interest in TransAct Technologies Incorporated, which occurred on March 31, 1997.
(b) To record assets and liabilities of Cash Bases GB Limited sold and minority interest retained.
(c) To record cash proceeds of Cash Bases GB Limited sale, note receivable, accrued transaction costs and loss on sale of Cash Bases GB Limited.

                       TRIDEX CORPORATION AND SUBSIDIARIES
                 Consolidated Condensed Statement of Operations
                (Dollars in Thousands, Except Per Share Amounts)

                                                                                                                Nine
                                                                                                               Months
                                                       Quarters Ended               Twelve Months Ended         Ended
                                                 -----------------------------------------------------------------------------------
                                                   March 29,     March 30,       December 31, December 31,  December 31,
                                                     1997          1996            1996          1995            1994
                                                 -----------------------------------------------------------------------
Net Sales                                        $     5,546   $     4,153     $    22,325   $    18,854   $     9,010
                                                 -----------------------------------------------------------------------
Operating costs and expenses:
     Cost of sales                                     4,340         2,899          16,465        13,597         6,325
     Engineering, design and product
       development costs                                 160           148             481           461           274
     Selling, administrative and general
       expenses                                        1,605         1,074           5,073         5,309         2,753
                                                 -----------------------------------------------------------------------
                                                       6,105         4,121          22,019        19,367         9,352
                                                 -----------------------------------------------------------------------
Operating (loss) income                                 (559)           32             306          (513)         (342)
Operating charges (income):
     Gain on sale of subsidiary stock                                               (6,200)
     Interest expense (income), net                       (9)          293             827         1,315           865
     Other, net                                            2             8             145           292            94
                                                 -----------------------------------------------------------------------
                                                          (7)          301          (5,228)        1,607           959
                                                 -----------------------------------------------------------------------
Income (loss) from continuing operations
     before income taxes                                (552)         (269)          5,534        (2,120)       (1,301)
     Benefit for income taxes                           (377)          (60)           (112)       (1,450)         (515)
                                                 -----------------------------------------------------------------------
Income (loss) from continuing operations                (175)         (209)          5,646          (670)         (786)
Discontinued operations:
     Equity in subsidiaries' income (loss) from
       discontinued operations                           813         1,005           3,454           884         2,261
     Spin-off related expenses, net of taxes of
          $68                                                                          252
                                                 -----------------------------------------------------------------------
     Net income                                  $       638   $       796     $     8,848   $       214   $     1,475
                                                 -----------------------------------------------------------------------
Earnings (loss) per common and common
     equivalent share:
     Primary:
         Income (loss) from continuing
           operations                            $     (0.04)  $     (0.05)    $      1.36   $     (0.17)  $     (0.20)
         Income (loss) from discontinued
           operations                                   0.17          0.25            0.77          0.22          0.58
                                                 -----------------------------------------------------------------------
                                                 $      0.13   $      0.20     $      2.13   $      0.05   $      0.38
                                                 -----------------------------------------------------------------------
     Fully diluted:
         Income (loss) from continuing
           operations                                                          $      1.29
         Income (loss) from discontinued
           operations                                                          $      0.69
                                                                               -----------
                                                                               $      1.98
                                                                               ===========
     Weighted average common and common
         equivalent shares outstanding
         Primary                                   4,822,000     3,938,000       4,154,000     3,930,000     3,860,000
                                                 -----------------------------------------------------------------------
         Fully diluted                                                           4,648,000
                                                                               -----------


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

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        TRIDEX CORPORATION


                                    By: /s/Seth M. Lukash
                                        ------------------------------------
                                        Seth M. Lukash
                                        Chairman of the Board
                                        and Chief Executive Officer

Date: June 10, 1997


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